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                                                                    EXHIBIT 10.6

                     MARKETING AND DISTRIBUTORSHIP AGREEMENT

This Agreement made on October, 25, 2004             , by and between DIAMED
Medizintechnik GmbH, a corporation organized and existing under the laws of Germany, with its principal place of business at Stadtwaldgortel 77, 50935 Koln, Germany (hereafter referred to as "DIAMED") and OCCULOGIX INC., a corporation organized and existing under the laws of the State of Delaware, the United States of America, with its principal place of business at 5380 Solar Drive, Suite 100, Mississauga, Ontario, Canada, L4W 5M8 (hereinafter referred to as "OCCULOGIX"):

                                   WITNESSETH

WHEREAS, DIAMED desires to sell and market the PRODUCT (hereinafter defined) and grant to OCCULOGIX certain distributor rights with respect to the PRODUCT in the TERRITORY (hereinafter defined); and

WHEREAS OCCULOGIX is desirous of distributing the PRODUCT in the TERRITORY.

WHEREAS OCCULOGIX intends to purchase the PRODUCT from the MANUFACTURER which is appointed by DIAMED for the production of the PRODUCT.

NOW, THEREFORE, for and in consideration of the mutual covenants and premises hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings respectively:

A: "PRODUCT" shall mean the products set forth in the attached Exhibit A hereto.

B. "MANUFACTURER" shall mean the producer nominated in the attached Exhibit A hereto.

C. "TERRITORY" shall mean United States of America, Canada and Mexico and the Caribbean Islands.

D. "TREATMENT DISEASE" shall mean hemo-rheological disorders in microcirculation.

E.    "FDA" shall mean the Federal Food and Drug Administration in the U.S..

F:    "TRADEMARKS" shall mean those listed in attached Exhibit B hereto.

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ARTICLE 2: DISTRIBUTORSHIP


2.1 DIAMED hereby appoints OCCULOGIX as its exclusive distributor in the TERRITORY for the sale of PRODUCT solely to be used for the TREATMENT DISEASE, provided however, that OCCULOGIX obtains the FDA approval and other necessary approvals in the TERRITORY according to Article 4 of this Agreement. OCCULOGIX agrees to act as such exclusive distributor under the terms and conditions of this Agreement.

      In case that additional diseases should become available for treatment by the PRODUCT in the TERRITORY, OCCULOGIX shall have the right of first refusal under the provisions that OCCULOGIX obtains all necessary approvals as stipulated above.

2.2 This Agreement does not construe OCCULOGIX as the agent or legal representative of DIAMED for any purpose whatsoever. OCCULOGIX is not granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of DIAMED or to bind DIAMED in any manner or thing whatsoever, or to accept any legal process to or intended for DIAMED.

2.3 OCCULOGIX shall not, directly or indirectly, seek customers for the PRODUCT or establish a branch or distribution depot related to the PRODUCT outside the TERRITORY.

2.4 OCCULOGIX shall not represent, market, nor sell any similar to or competitive PRODUCTs with PRODUCT during the term of this Agreement.

2.5 OCCULOGIX shall be solely responsible for all expenses and costs incurred in performing its duties hereunder, including, without limitation, all of its own operating and sales promotion expenses.

2.6 OCCULOGIX shall use its best efforts to promote the sale and use of, and to secure orders and develop the market for the PRODUCT in the TERRITORY. The business conducted by OCCULOGIX in connection with the marketing of the PRODUCT shall at all times be conducted and maintained so as not to detract from, interfere with or adversely reflect upon the goodwill and reputation of DIAMED, its TRADEMARKS and/or trade names and the PRODUCT.

2.7 OCCULOGIX also shall make its best efforts that public and private medical insurance reimbursement shall be applied for the TREATMENT DISEASE using the PRODUCT in the U.S.

ARTICLE 3: MINIMUM PURCHASE REQUIREMENT

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3.1 From the date of concluding this Agreement until 5 (five)years after the date of FDA approval of the PRODUCT, OCCULOGIX will purchase no less than 1000 (one-thousand) units of PRODUCT.

3.2 The minimum purchase quantities from the sixth year on shall annually be mutually agreed by both parties acting reasonably and assessing market potential.

3.3 For the purpose of this Article, the PRODUCT shall be considered purchased when the PRODUCT has actually been delivered to OCCULOGIX.

ARTICLE 4: REGULATORY APPROVAL

4.1 OCCULOGIX shall be responsible, at its own costs and expenses, for obtaining and maintaining the FDA and all other applicable approvals and validations for the marketing, sales and use of PRODUCT for the TREATMENT DISEASE in each country of the TERRITORY under the name of DIAMED. The necessary FDA approvals must be obtained by the end of 2006. If the FDA approvals can not be obtained by such day and year, OCCULOGIX shall consult with DIAMED and attempt to reach a mutual acceptable resolution. Despite consultation, if both parties cannot find a mutual acceptable resolution, DIAMED may terminate this Agreement upon six (6) months prior written notice to OCCULOGIX.

4.2 OCCULOGIX shall inform DIAMED of the documentation which is necessary for the FDA approval related to PRODUCT. Upon OCCULOGIX's request, DIAMED shall make its best efforts to provide technical data of PRODUCT within DIAMED's capacity.

4.3 OCCULOGIX shall not be entitled to any compensation from DIAMED even when OCCULOGIX may not obtain the FDA approval, or any other approval, of PRODUCT.

4.4 OCCULOGIX shall endeavor to obtain, at its own expenses, the FDA approval and other necessary approvals in the TERRITORY of the accessories of the PRODUCT, such as Filters or Tubing Sets, which may be required for the TREATMENT DISEASE.

4.5 Without limiting any other provision in the Agreement, OCCULOGIX shall fully comply with the FDA's Medical Device Reporting (hereinafter referred to as M.D.R.") regulation and with the S.O.P.

ARTICLE 5: FIRST REFUSAL RIGHT

5.1 In the event, that DIAMED develops improved PRODUCTs which may replace the existing PRODUCT, OCCULOGIX -will have the first refusal right to obtain the distribution rights of such improved PRODUCT of PRODUCT solely used for the TREATMENT DISEASE in the TERRITORY under the terms and conditions by mutual consent; provided, however, that OCCULOGIX shall, at its own costs and expenses, obtain all applicable approvals in the name of DIAMED of such

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      PRODUCTs for the TREATMENT DISEASE in the TERRITORY within a reasonable period.

ARTICLE 6: TRADEMARK AND OTHER RIGHTS

6.1 OCCULOGIX shall be the exclusive licensee of the TRADEMARKS owned by DIAMED in the TERRITORY for use in association with the PRODUCT and shall use the TRADEMARKS without limitation, as instructed by DIAMED in distributing the PRODUCT purchased hereunder and shall not use any other TRADEMARKS in connection with such distribution without prior written consent of DIAMED. OCCULOGIX acknowledges that, as between DIAMED and OCCULOGIX, DIAMED is the owner of all rights, title and interest in and to the TRADEMARKS in the TERRITORY in any form or embodiment thereof and is the owner of the goodwill attached or which shall become attached to the TRADEMARKS in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by OCCULOGIX shall be deemed to have been made by DIAMED for purposes of trademark registration and all uses of the TRADEMARKS by OCCULOGIX shall inure to the benefit of DIAMED. OCCULOGIX shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights of DIAMED in and to the TRADEMARKS or any registrations thereof or which, directly or indirectly, may reduce the value of the TRADEMARKS or detract from its reputation. At DIAMED's request, OCCULOGIX shall execute any documents, including registered user agreements, reasonably required by DIAMED to confirm DIAMED's ownership of all rights in and to the TRADEMARKS in the TERRITORY and to confirm the respective rights of DIAMED and OCCULOGIX under this Agreement. OCCULOGIX shall not alter, obliterate, deface or remove any mark, marking, serial number or other symbol carried on the PRODUCT or on the packaging in which the PRODUCT are enclosed without the consent of DIAMED. In the event that DIAMED desires to change any such mark, marking, serial number or other symbol, OCCULOGIX will cooperate with DIAMED in such manner as may be agreed upon by the parties. OCCULOGIX never shall challenge DIAMED's ownership of or the validity of the TRADEMARKS or any application for registrations thereof, or any trademark registrations thereof, or any rights of DIAMED therein.

6.2 Should OCCULOGIX have already registered any of the TRADEMARKS prior to this agreement in its name or its predecessor's name, OCCULOGIX will take immediate action to change the ownership to DIAMED and inform DIAMED on such action without delay.

6.3 During the term of the Agreement and thereafter, OCCULOGIX shall not apply for or acquire the registration of the TRADEMARKS, nor shall OCCULOGIX contest DIAMED's right in or disturb DIAMED's use of the TRADEMARKS or goodwill therein. Should OCCULOGIX have the TRADEMARKS registered in its name of any other person, DIAMED shall have the right to have the registration cancelled or transferred to DIAMED.

6.4 In the event that OCCULOGIX learns of any infringement or imitation of the TRADEMARKS or of any use by any person of any trademark similar to the TRADEMARKS, it promptly shall notify DIAMED thereof. DIAMED thereupon shall

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      take such action as it deems advisable for the protection of its rights in and to the TRADEMARKS and, if requested to do so by DIAMED. OCCULOGIX shall cooperate with DIAMED in all respects at DIAMED's sole expense. In no event, however, shall DIAMED be required to take any action if it deems it inadvisable to do so and OCCULQGIX shall have no right to take any action with respect to the TRADEMARKS without DIAMED's prior written approval.

6.5 Upon the termination of this Agreement for any reason whatsoever, OCCULOGIX shall, except as DIAMED may specifically authorize in writing, immediately cease and desist from carrying on any and all use of the TRADEMARKS, and shall immediately cease and desist from making any statements indicating, explicitly or implicitly, that it is an authorized DIAMED distributor or dealer of DIAMED's PRODUCTs or other DIAMED goods and services.

6.6 Any patent, design, copyright and other intellectual property rights embodied in the PRODUCT shall be the sole property of DIAMED or the third party designated by DIAMED; and OCCULOGIX shall not, either directly or indirectly, contest nor assist others in contesting the validity of such intellectual property rights. DIAMED shall be entitled to terminate this Agreement forthwith on notice to OCCULOGIX if OCCULOGIX should violate said obligation. OCCULOGIX shall not acquire any right in the PRODUCT by execution of this Agreement or performance hereunder or otherwise and shall not use any of them after termination of this Agreement resulting from expiration of its term or any other cause whatsoever.

6.7 Nothing in this Agreement shall be construed as a warranty or representation that the PRODUCT or the use thereof will be free from infringement of any patent or other intellectual property rights of any third party. DIAMED shall not be under any obligation to defend, or to participate in the defense of, OCCULOGIX against any claim or suit alleging such infringement; provided, however, that DIAMED shall, at OCCULOGIX's costs, cooperate and assist OCCULOGIX in the defense of any such claim or suit.

6.8 In the event that OCCULOGIX obtains any intellectual property right relating to the TREATMENT DISEASE using PRODUCT, DIAMED shall have the first refusal right to obtain a non-exclusive right and license from OCCULOGIX to use such intellectual property right for manufacture, sales and use of PRODUCT outside the TERRITORY for such territories where the PRODUCT is actively distributed during the term of this Agreement.

ARTICLE 7: PROMOTION AND ADVERTISEMENT

OCCULOGIX shall exert its best efforts in marketing, promoting and advertising the PRODUCT at its own costs.

ARTICLE 8: INVENTORY

OCCULOGIX shall maintain sufficient stock of the PRODUCT for the purpose of distribution at its own cost, and shall deliver the PRODUCT to its customers by a "first in, first out" method.

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ARTICLE 9: MANUFACTURER

      a) The sole purpose of this agreement concerns the marketing and distribution rights for the PRODUCT.

      b) DIAMED agrees for OCCULOGIX to enter into a manufacturing and supply agreement for the PRODUCT only with MANUFACTURER nominated by DIAMED provided that such MANUFACTURER meets the reasonable supply and quality demands of OCCULOGIX and which will incorporate all rights and obligations among OCCULOGIX and MANUFACTURER. In advance of this, DIAMED will conclude an agreement with MANUFACTURER to allow such manufacturing and supply agreement. DIAMED has the right to terminate such agreement and provide an alternative MANUFACTURER for OCCULOGIX to conclude a new agreement.

      c) Occulogix has the right to request PRODUCT changes by MANUFACTURER at OCCULOGIX's expense. Any PRODUCT change however, must be approved by DIAMED in writing and in advance.

      d) For the duration of this agreement, the rights on such PRODUCT changes are passed over to OCCULOGIX with validity for its TERRITORY only. Upon termination of the agreement, all such rights are to be transferred to DIAMED without compensation. The rights for all other territories pass over to DIAMED immediately when developed and without compensation.

ARTICLE 10: TECHNOLOGY DEVELOPMENT FEE:
      OCCULOGIX agrees that a development fee shall be paid by the Manufacturer to DIAMED.

ARTICLE 11: deleted

ARTICLE 12: CONFIDENTIALITY

During the term of this Agreement including any renewal under Article 15 and for a period of five (5) years thereafter, or ten (15) years after the effective data of this Agreement, whichever is longer, neither party hereto shall disclose or otherwise divulge to any third party any confidential information which may be acquired from the other in connection with the PRODUCT, this Agreement, or its performance, except for any information which:

      a) is known to the public or to the receiving party prior to disclosure;

      b) is disclosed to the receiving party by a third party under no obligation of secrecy to the other party after disclosure, or

      c) becomes known to the public through no fault of the receiving party after disclosures, or

      d)    is ordered to be disclosed by a court of law.

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ARTICLE 13, FORCE MAJEURE

13.1 Neither party hereto shall be liable to the other in any manner for failure or delay in fulfilment of all or part of this Agreement, or any individual contract, which is directly or indirectly owing to any causes or circumstances beyond that party's control, including, but not limited to, acts of God, governmental orders or restriction, war, war-like conditions hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, plague or other epidemics, fire, earthquake, explosion, flood, and shortage of raw materials.

13.2 Notwithstanding the foregoing, no occurrence of an event of Force Majeure shall relieve OCCULOGIX of its obligation to make any payment hereunder.

ARTICLE 14, ASSIGNMENT

OCCULOGIX shall not assign, transfer or otherwise dispose of this Agreement, voluntarily or by operation of law, in whole or in part, to any individual, firm or corporation without the prior written consent of DIAMED.

ARTICLE 15, TERM

15.1 This agreement shall be effective from October 25, 2004 until ten (10) years after the date of FDA approval of PRODUCT for the TREATMENT DISEASE, unless terminated prior to such expiration date by either party, as provided herein, and shall automatically be extended for one (1) year term unless DIAMED or OCCULOGIX gives the other written notice of its intention to terminate this Agreement at least six (6) months prior to the expiration date of the term then in effect.

15.2 Notwithstanding the foregoing paragraph, the following paragraphs shall survive any expiration or termination of this Agreement: Article 6 and 12, Paragraph 16.2 and Article 20.

ARTICLE 16, TERMINATION

16.1 DIAMED may forthwith terminate this Agreement without any compensation to OCCULOGIX by giving a written notice of termination to OCCULOGIX if:

A. OCCULOGIX becomes insolvent or a petition in bankruptcy or for corporate reorganization or for any similar relief is filed by or against OCCULOGIX or a receiver is appointed with respect to any of the assets of OCCULOGIX, or liquidation proceeding is commenced by or against OCCULOGIX, or

B. the whole or an important part of the business of OCCULOGIX is transferred to a third party by agreement, order of court or otherwise, and such transfer adversely affects the sale of the PRODUCT in the TERRITORY pursuant to this Agreement, or

C. OCCULOGIX defaults in payment for any PRODUCT or any debt owing to DIAMED or otherwise defaults in relation to any of the provisions of this Agreement hereunder except for those in Paragraphs 2.3 and 2.4 and does not

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   make the payment or remedy the default within thirty (30) days after a prior written notice is given requesting the payment or remedy of the default, or

D. any essential changes in the management personnel or ownership of the shares of OCCULOGIX would adversely affect the sale of the PRODUCT in the TERRITORY pursuant to this Agreement, or

E. OCCULOGIX violates the prohibition provided for in Paragraphs 2.3 and 2.4 herefor and does not take reasonable steps to remedy the violation within thirty (30) days after a written notice is given evidencing such violation.

F. if the production agreement between OCCULOGIX and MANUFACTURER is terminated.

16.2 Termination of this Agreement pursuant to the preceding Paragraph shall be without prejudice and shall be additional to any right of DIAMED under this Agreement, law, statute or otherwise. Upon termination of this Agreement and/or such individual contracts for the PRODUCT, all payments to be made under this Agreement and/or such individual contracts in connection with the sale of the PRODUCT hereunder up to the date of termination shall become due.

16.3 If OCCULOGIX fails to fulfil the provisions and/or payments stipulated in the Paragraphs 3.1 and 3.2. DIAMED may, at its option, modify the exclusive right granted to OCCULOGIX hereunder to a non-exclusive right.

ARTICLE 17: GOVERNING LAW

This Agreement shall be governed by the laws of Germany, seat of court is Koln (Cologne).

ARTICLE 18: NON-WAIVER

The waiver, express or implied, by either of the parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or breach hereof by the other party, whether of a similar or dissimilar nature.

ARTICLE 19: ENTIRETY

This Agreement and its Exhibit contain the entire agreement of the parties with respect to the subject matter herein contained and supersedes any prior Agreements or understandings between the parties except the S.O.P.

ARTICLE 20 ARBITRATION

All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be settled by mutual consultation between the parties hereto in good faith as promptly as possible, but failing an amicable settlement, shall be finally settled by arbitration to be held in Koln (Cologne), Germany under the Rules of Conciliation and

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Arbitration of the International Chamber of Commerce, by which each party hereto agree to be bound.

ARTICLE 21: NOTICE

21.1 Unless otherwise provided in this Agreement, all notices to be given hereunder shall be in writing and sent by registered airmail to the respective addresses of the parties stated above or to such other addresses as may be indicated in writing by the parties hereto by notice pursuant to this Paragraph. If either party has changed its address, a written notice thereof shall be given to the other party pursuant to this Paragraph.

21.2 All notices shall, be deemed to have been given on the day when such notice is mailed by registered airmail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

/s/ ELIAS VAMVAKAS                         /s/ Hans K. Stock
------------------------------             -------------------------------------
OCCULOGIX CORPORATION                      DIAMED Medizintechnik GmbH
Date: October 25, 2004                         Hans K. Stock
                                               President
                                           Date: October 25, 2004

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Exhibit A

      PRODUCT:

Product means a blood plasma treatment device including accessories and software for use in the treatment of Treatment Diseases.

MANUFACTURER shall mean:

Mesys GmbH Medizinische Systeme
Beneckeallee 30
30419 Hannover
Germany
Fon: +49-511 67 99 99-0
Fax: +49-511 67 99 99-11
e-mail: mesys@aol.com

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Exhibit B

TRADEMARKS shall mean the following DIAMED trademarks:

Octo Nova

Octo Therm

Cellsorbtion

AutoPrep

Octo

Angiopheresis

Immunapheresis

LipidNet

Diamed

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